                                                 Exhibit 10.24

              THIS LEASE AGREEMENT made this 10th day of August, 1994, by and between Michael A. Howland and Lorraine K. Howland, as Trustees of Hownat Trust under Declaration of Trust dated March 31, 1993 and recorded in the Middlesex South District Registry of Deeds in Book 23039, Page 350, having a principal place of business at 155 West Street, Wilmington, Massachusetts 01887 (hereinafter with their successors and assigns called the "Lessor") and Deanco, Inc., a New York corporation, having an office c/o Schaal Division, 87 Terrace Hall Avenue, Burlington, Massachusetts 01803 (hereinafter with its successors and permitted assigns called the "Lessee").


                                     WITNESSETH:

                                      ARTICLE I

                                       PREMISES

              Section 1. In consideration of the rents and covenants herein contained on the part of the Lessee to be paid, performed and observed, the Lessor hereby leases to the Lessee and the Lessee hereby leases from the Lessor subject to the terms and provisions hereinafter set forth, certain premises (hereinafter called the "demised premises") consisting of approximately 60,200 square feet of floor area in the building (the "Building") thereon and situated at 87 CONCORD STREET, NORTH READING, MASSACHUSETTS on the land described in Exhibit A attached hereto (the "Land"), a copy of a plan of the demised premises being attached hereto as Exhibit B; together with the exclusive right to use the common areas of the Building, the parking areas on the Land as same may exist from time to time, for parking purposes only, and the driveways and walkways on the Land, as same may exist from time to time, for roadway and walkway purposes only.

              Section 2. The demised premises are leased subject to the reservation to the Lessor of the roof and exterior walls of the demised premises and of the Building, and subject to the Lessor's reservation of the right (without thereby assuming the obligation) to install, maintain, use, repair and replace (in such manner as to reduce to a minimum to the extent reasonably practicable the interference with Lessee's use of the demised premises) all pipes, ducts, wires, meters, utility lines and the like which are in the judgment of the Lessor, required to be in the demised premises. The Lessor reserves the right to alter, reduce, increase and relocate such parking areas, driveways and walkways from time to time and any common facilities within the Building. The Lessor reserves the right to make additions to the Building and to erect additional buildings and structures on the Land provided Lessee approves of such additions and provided further that such additions do not increase the costs to Tenant under this Lease and provided further that the construction of same will not interfere with use of the demised premises.

                                      ARTICLE II

                                TERM AND COMMENCEMENT

              Section 1. TO HAVE AND TO HOLD the demised premises for the original term of ten (10) years and two and one half (2 1/2) months from October 15, 1994 (the "Commencement Date") and expiring on December 31, 2004 (the "Original Term") unless sooner terminated as herein provided.


                                     ARTICLE III

                                         RENT

              Section 1. YIELDING AND PAYING an annual base rent during the Original Term hereof in the amounts set forth in the Rider (the "Rider") attached hereto and incorporated herein by reference thereto ("annual base rent"). All such rent including the annual base rent as it may be adjusted together with any such sum or amount hereunder designated as additional rent shall be paid as and when same shall become due without offset, deduction or demand. All such rent shall be payable in advance on the first day of each calendar month during the term hereof commencing on the Commencement Date. If the Commencement Date is other than the first day of a calendar month, annual base rent for the first incomplete month, prorated at the rate set forth above, shall be paid on the Commencement Date.

              Section 2.  INTENTIONALLY DELETED.

              Section 3. Except as provided in the Rider, the Lessee shall pay, as additional rent hereunder, during the Original Term hereof and any extension or renewal thereof, Lessee's Pro Rata Share (as defined in Article XX hereof) of any and all real estate taxes and betterments and other assessments (ordinary and extraordinary), water rents, sewer and other charges which shall be imposed, assessed or levied upon the Building and the Land. In addition, the Lessee shall pay one hundred (100%) percent of real estate taxes, betterments and other assessments due to any alterations or Improvements made by the Lessee to the demised premises. The Lessee shall pay such additional rent to the Lessor upon presentation of the applicable tax bills, together with computations showing Lessee's Pro Rata Share thereof, but in any event not later than thirty
(30) days prior to the last day or dates on which said taxes may be paid without interest or penalty, or, at Lessor's request, in monthly installments in such amounts as Lessor may reasonably require from time to time which installments shall be due and payable hereunder, with a final adjustment to be made as soon as all bills are available for the applicable period.

              If this Lease shall commence on a date other than the first day of a tax year, or terminate on a date other than the last day of a tax year, the Lessee for that tax year shall pay to the Lessor only such portion of such additional rent for the whole tax year as shall be proportionate to the portion of the tax year contained within the term of this Lease.

              Section 4. The term "real estate taxes" shall mean all taxes and special assessments of every kind and nature assessed by a governmental authority on the Land or the Building which the Lessor shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Land or Building. The foregoing provisions are predicated upon the present system of taxation in the Commonwealth of Massachusetts. If taxes upon rentals or otherwise pertaining to the demised premises shall be substituted, in whole or in part, for the present ad valorem real estate taxes or assessed in addition thereto, then Lessee's obligation to pay such taxes shall be based upon such substituted taxes, to the extent to which the same shall be a substitute for present ad valorem real estate taxes, together with such additional taxes, and such substitute or additional taxes shall be deemed to be included within the term "real estate taxes". Except as hereinabove provided, nothing herein contained shall otherwise require or be construed to require Lessee to reimburse Lessor for any inheritance, estate, succession, transfer, gift, franchise, income or earnings, profit, excess profit tax, capital stock, capital levy or corporate or other similar tax which is or may be imposed upon Lessor or upon Lessor's business.

              Section 5. Except as provided in the Rider, during the Original Term and any extensions or renewals thereof, Lessee shall pay to Lessor, as additional rent, Lessee's Pro Rata Share of the costs paid or incurred by Lessor in maintaining the Building, and any additions to the Building (except only for structural repairs set forth in Article VI, Section 2) and in maintaining and repairing the Land, including without limitation, parking areas, driveways, walkways, and landscaping thereon. Such costs shall be paid within ten (10) days after receipt of invoices from Lessor therefor, or at Lessor's election, in accordance with Section 6 hereof. Such costs shall include, without limitation,
(1) all costs of providing lighting for and maintaining and repairing the parking areas, driveways and walkways on the Land (including without limitation, striping and sweeping) and removing snow and ice from the parking areas, driveways and walkways on the Land and from the roof of the Building, (2) all costs of maintaining and repairing all drainage, sewage and/or septic system and utility facilities and equipment on the Land whether above or underground, (3) all costs of maintaining the grass and shrubs and other planted areas and landscaping on the Land, and (4) all costs of maintaining the Building (structural repairs set forth in Article VI, Section 2 excepted), including, without limitation, maintenance of all fixtures and equipment and utility facilities not serving exclusively the demised premises nor serving exclusively any other tenant. As used herein, the term "repairing" shall not mean "replacement". If during the term of this Lease, Lessor shall replace the sewage and/or septic system and utility facilities and equipment referred to in
Section 5(2), Lessee shall nevertheless be responsible for the payment of Lessee's Pro Rata Share of any such replacement costs, after the expenditure is made, in an amount equal to the "annual charge-off" of such replacement expenditure. The annual charge-off shall be determined by dividing the cost of the replacement expenditure plus, if the Lessor shall obtain financing for the purpose of making the applicable replacement expenditure, an interest factor equal to the interest rate then being charged to Lessor for such expenditure by the number of years of useful life of the replacement item,


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and the useful life shall be reasonably determined by Lessor in accordance with generally accepted accounting principles and practices in effect at the time of the replacement expenditure. Lessor shall furnish, at least once a year, a statement in writing setting forth the amounts payable by Lessee pursuant to this Section 5.

              Section 6. At Lessor's election, Lessee's Pro Rata Share of the costs referred to in Section 5 of this Article III shall be paid in advance in twelve (12) equal monthly estimated installments (based on an amount estimated by Lessor) due and payable on the same dates as the monthly installments of annual base rent payable hereunder. Within ninety (90) days after the end of each fiscal year of Lessor (meaning the twelve (12) month period used by the Lessor in preparing its annual financial statements), Lessor shall furnish to Lessee a statement in reasonable detail setting forth the computation of such costs, thereupon Lessee shall pay any deficiency, and any overpayment shall be credited to Lessee's obligations hereunder for the then current fiscal year, or, in the case of the last year of the term (or any extension or renewal thereof), shall be refunded to Lessee. For purposes of Section 5 of this Article III, if the Lease shall commence on a date other than the first day of Lessor's fiscal year, or terminate on a date other than the last day of Lessor's fiscal year, the Lessee for that respective fiscal year shall pay to the Lessor only a proportionate share of Lessor's costs referred to in such Section 5 for the whole fiscal year as shall be proportionate to the portion of the fiscal year contained within the term (as extended or renewed) of this Lease.

              Section 7. Except as provided in the Rider, during the Original Term and any extensions or renewals thereof, Lessee shall pay Lessor, as additional rent hereunder, Lessee's Pro Rata Share of Lessor's cost of the following insurance on the Building and the Land: fire and extended coverage insurance and such other insurance covering all hazards included within customary "all risks" coverage, including without limitation insurance covering fire, lightning, vandalism, malicious mischief, and sprinkler leakage, said insurance to be on a full value, repair, or replacement basis, as determined by Lessor's mortgagee and Lessor's costs, for comprehensive liability insurance indemnifying the Lessor against all claims and demands for any injury to persons or property which may be claimed to have occurred in or upon the Building or the Land in such amounts as Lessor shall from time to time determine. In addition, notwithstanding the foregoing, Lessee shall pay as additional rent, one hundred (100%) percent of Lessor's cost of any insurance with respect to the Building or the Land which is attributable solely to Lessee's particular use of the demised premises.

              Section 8. All additional rent on account of insurance shall be paid to Lessor within fifteen (15) days of receipt by Lessee of a bill therefor from Lessor, which bill shall be accompanied by a copy of the applicable Insurance bills and a computation showing Lessee's Pro Rata Share of the cost thereof, or, at the election of the Lessor, in advance in twelve (12) equal monthly estimated installments (based on an amount estimated by Lessor) due and payable on the same dates as the monthly installments of annual base rent payable hereunder, with a final adjustment to be made as soon as all applicable bills are available for such period.

              Section 9.  INTENTIONALLY DELETED.

              Section 10. All payments of base rent and additional rent hereunder shall be mailed without offset or deduction and without previous demand therefore and if other than cash payable to the order of Lessor at 155 West Street, Wilmington, Massachusetts 01887, or otherwise as Lessor may notify Lessee from time to time.

              Section 11. INTENTIONALLY DELETED.


                                      ARTICLE IV

                                      COVENANTS

              Lessee covenants and agrees as follows:

              (a) To pay when due the said annual base rent and additional rent at the times and in the manner set forth herein:

              (b) To procure any and all licenses and permits required for any use to be made of the demised premises by Lessee; to keep the demised premises equipped with all safety appliances required by law or ordinance because of any use of the demised premises by Lessee and to make any alterations or changes which may be necessary to meet the obligations and standards promulgated under the Occupational Safety and Health Act of 1970 which are related to Lessee's use and occupation of the demised premises;

              (c) To pay promptly when due the entire cost of any work to the demised premises undertaken by Lessee so that said premises shall at all times be free of liens for labor and materials, to procure all necessary permits before undertaking such work, to do all of such work in a good and workmanlike manner employing new materials of good quality and complying with all governmental and insurance requirements and to save Lessor harmless and indemnified from any and all injury, loss, claims or damage to any person or property occasioned by or growing out of such work including, without limitation, reasonable attorneys' fees if so requested by Lessor. Lessee shall take over Lessor's defense in any action related to work undertaken by Lessee on the demised premises;

              (d) To permit Lessor and anyone claiming under Lessor at reasonable times and upon reasonable notice to enter into and examine the demised premises and to show the demised premises to prospective purchasers or tenants provided that Lessor shall not thereby unreasonably interfere with the conduct of Lessee's business, to permit Lessor to enter said premises to make such repairs, improvements, alterations or additions thereto as may be required in order to comply with the requirements of any public authority having jurisdiction over the demised premises, or as may be required of Lessor under the terms of this Lease, provided that such entry shall not unreasonably interfere with the conduct of Lessee's business; and to permit the affixing to any suitable part of the demised premises a reasonable notice for letting or selling the demised premises or the Building; to permit Lessor to enter the demised premises at any time to make emergency repairs;

              (e) To pay when due any and all State, Federal or local taxes based upon Lessee's use or occupation of the demised premises or pertaining to Lessee's personal property or resulting from any permitted alteration, additions or improvements made by Lessee to the demised premises;

              (f) To comply with any rules, regulations or recommendations of the National Board of Fire Underwriters, any rating bureau, or any similar association performing such function, and any insurance company insuring the demised premises with respect to the demised premises and/or Lessee's use and occupation thereof. To the best of Lessor's knowledge, Lessor represents that on the Commencement Date, the demised premises and the Building will comply, in all material respects, with all applicable laws, ordinances, rules and regulations of governmental authorities. Notwithstanding anything in this paragraph to the contrary, Lessor shall comply with any rules, regulations or recommendations of the National Board of Fire Underwriters, any rating bureau or any similar association performing such function and any insurance company insuring the demised premises with respect to the Land and the Building. Lessee shall comply with such rules, regulations and recommendations as they pertain to the particular manner in which Lessee uses the demised premises and Lessee shall not be responsible for the physical condition of the demised premises as it relates to such rules, regulations and recommendations, except where Lessee makes any alterations, improvements or additions to the demised premises;

              (g) To keep the demised premises adequately heated for the protection of the plumbing therein;

              (h)  To permit no waste with respect to the demised premises;

              (i) To permit no storage of materials outside of the demised premises except for such temporary storage as may be required for reasonable periods of time due to unforeseen circumstances or emergencies;

              (j) To comply with such reasonable rules and regulations now or hereafter made by Lessor for and with respect to the care and use of the Building, the land and their facilities and approaches, it being understood that Lessor shall not be liable to Lessee for the failure of any other tenants of the Building to conform to such rules and regulations;

              (k) Not to do or suffer to be done, or to keep, or to suffer to be kept, or omit to do anything in, upon or about the demised premises which may prevent the obtaining of any insurance on the Building, the land or the demised premises or which may make void or voidable any insurance on the Building, the land or the demised premises.


                                      ARTICLE V

                               USE OF DEMISED PREMISES

              Section 1. The Lessee shall have the right to use the demised premises for warehousing, light manufacturing and office use and for no other purposes whatsoever, but in no event shall Lessee conduct at the demised premises any use or do anything which is offensive, constitutes a nuisance or violates any provisions of any zoning, building or other applicable laws, ordinances or regulations.

              Section 2. Lessee further agrees to conform to the following provisions during the entire term of this Lease or any extensions thereof:

              (a) Lessee shall not permit any auction, fire, going-out-of business, or bankruptcy sales or any retail sales whatsoever to be conducted within the demised premises, without the prior written consent of the Lessor;

              (b) Lessee shall not use the sidewalks, parking areas or other outside areas for advertising or business purposes or otherwise obstruct the same;

              (c) Lessee shall be responsible for maintaining its own exterior trash receptacle. The location of said receptacle shall be subject to Lessor's approval which shall not be unreasonably withheld. Lessee shall keep the area around said trash receptacle neat, clean and free of all refuse and the like. Further, Lessee shall screen said receptacle, at Lessee's expense, in a manner approved by Lessor;

              (d) Lessee shall take whatever measures are necessary to insure that floor load limitations are not exceeded in the demised premises;

              (e) Lessee shall not cause any offensive odors or loud noise (including, but without limitation, the use of loudspeakers), nor take nor permit any action which constitutes a nuisance or menace to any other occupant of other premises in the Building and in no event shall any loud noises or offensive odors be emitted from the demised premises;

              (f) No merchandise or advertising materials shall be placed in windows nor be visible from the demised premises;


                                      ARTICLE VI

                               REPAIRS AND ALTERATIONS

              Section 1. The Lessee shall keep the demised premises in a neat, clean, sanitary condition and in good order and repair and in good working condition, including all electrical, plumbing, gas, sprinkler, and equipment within or serving the demised premises (including without limitation the maintenance, repair and/or replacement of the HVAC system serving the demised premises), and all fixtures and interior walls, floors, ceilings, signs (including exterior signs where permitted) and all interior building appliances and similar equipment and the exterior and the interior portions of all windows, window frames, doors, door frames, and all other glass or plateglass thereon.
In connection therewith, and without limiting Lessee's obligations hereunder, Lessee shall perform the maintenance as set forth on the HVAC maintenance schedule attached hereto as Exhibit D and made a part hereof.

              Section 2. The Lessor shall, at its expense, promptly after receipt of written notice from the Lessee, make any necessary repairs to the roof, foundations, beams, girders, mullions and exterior walls of the demised premises only (exclusive of glass, window frames, windows, doors, door frames and signs, which repairs shall be made by the Lessee) except where such repairs are required by reason of any act or negligence of the Lessee, its employees, agents, licensees, suppliers, contractors, or guests ("structural repairs").
The Lessor shall commence repairs to be made by it as promptly as practical after the receipt of such notice provided, however, that the Lessor (without limiting Section 14 of Article XXII hereof), shall not be liable for a delay in commencement of the making of such repairs or for a delay or failure to complete such repairs where such delay or failure is attributable to strikes or other labor conditions, inability or difficulty in obtaining materials or services, wars, delays due to the weather, or other cause beyond the reasonable control of the Lessor.

              Section 3. Lessor shall be responsible for the maintenance of the grass and shrubs located on the Land and shall be responsible for maintaining, repairing and lighting of common areas of the Building and maintaining, repairing, lighting and removing snow from the parking areas, driveways and walkways on the Land, except where the necessity thereof is due to the willful or negligent acts of Lessee or its agents, employees, licensees, suppliers, contractors or guests.

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              Section 4.  All costs paid or incurred by Lessor in performing any of its obligations under this Article VI (except for structural repairs set forth in Section 2 hereof), shall be included in Lessor's costs of maintaining and repairing as set forth in Article III, Section 5.

              Section 5. The Lessee shall at the expiration or earlier termination of this Lease remove its goods and effects and peaceably yield up the demised premises, clean and in the same order, repair and condition as at the Commencement Date of the term hereof, or as the same may be put in during the term hereof, reasonable wear and tear excepted (provided good maintenance practices are employed), except for repairs which the Lessor agrees to make as herein provided and except for damage by fire or insured casualty, and Lessee shall promptly repair any injury done to the demised premises the Building or the Land by the installation or removal of the Lessee's fixtures or other property.

              Section 6. The Lessee shall have the right at its expense to make alterations, improvements or additions to the interior of the demised premises, provided that:

              (a) No such alteration, addition or improvement shall lessen the fair market value of the demised premises or the Building and any such alteration, addition or improvement shall be done in accordance with all applicable law, in a good and workmanlike manner with good quality materials and shall not impair the safety of the structure of the Building;

              (b) Any such alteration, addition or improvement shall be made in accordance with previously prepared plans and specifications, and such plans and specifications must have the written approval of the Lessor before any work thereon shall be commenced. Lessor's consent shall not be unreasonably withheld;

              (c) Prior to the commencement of work on any such alteration, addition, or improvement, the plans and specifications covering the same shall have been submitted to and approved by:

                   1. All municipal or other governmental departments or agencies having jurisdiction over the subject matter thereof, and

                   2. Any mortgagee having an interest in or lien upon the Building or the Land, if required by the terms of the mortgage, it being understood that the Lessor will join in any application to any such mortgagee to obtain such approval with respect to any alteration, addition, or improvement which the Lessor shall have approved under subparagraph (b) above. Notwithstanding the foregoing to the contrary, the provisions of Article VI, Section


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                        6(c)(2) shall not apply to the initial improvements or
                        alterations to be constructed by the Lessee on the demised premises; and

              (d) The Lessee shall pay the increased premium, if any, for the insurance coverage of the demised premises or the Building resulting from any additional risk during the course of construction or installation of any such alteration, addition or improvement or resulting from such alteration addition or improvement.

                   All additions, improvements and fixtures (other than the usual trade fixtures, furniture and equipment installed by the Lessee which may be removed from the demised premises without injury thereto) which may be made or installed by either the Lessor or the Lessee and which are attached to a floor, wall or ceiling, including any linoleum or other floor covering of similar character, shall remain upon the demised premises, and at the expiration or earlier termination of this Lease shall be surrendered with the demised premises as a part thereof. However, the Lessor upon termination of this Lease may require the Lessee at Lessee's expense to restore the demised premises to their condition at the commencement of this Lease in whole or in part.

                   Any trade fixtures, furniture and equipment owned by the Lessee which may be removed from the demised premises without injury thereto shall remain the property of the Lessee and shall be removed by the Lessee from the demised premises without injury thereto prior to the expiration or earlier termination of this Lease. In the event Lessee fails to remove said fixtures, furniture and/or equipment prior to the expiration or earlier termination of this Lease, they shall be deemed abandoned and may be disposed of by Lessor in any way it sees fit, and Lessor shall not be liable for any such disposal.

              (e) Notwithstanding anything contained in the foregoing to the contrary, Lessee shall not, without the prior written consent of Lessor, make any alteration to the demised premises which would (i) increase the amount of space used for office purposes within the demised premises or create additional offices or general office space within that portion of the demised premises initially earmarked for office use (ii) increase the amount of electrical, HVAC or other utility consumption by Lessee (iii) delay completion of the demised premises or any other part of the Building or
                   (iv) affect any mechanical, electrical, HVAC, sewer, septic or other utility system serving the demised premises or the Building or the capacity thereof to serve other occupants or lessees in the Building.

              (f) Lessee, in its sole discretion, may allow Lessor, at its option, to perform any and all changes, additions and alterations to the demised


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

                   premises provided that Lessor is willing to perform such changes, additions and alterations at a price which is equal to or less than the price which would be charged for the work in question by other reputable contractors and Lessor shall have the right to match any offer of any other party for such work and if it matches any such offer, to perform such work based on the offer which it matches.

              Section 7. Without limiting Lessee's obligations in this Lease or elsewhere, Lessee shall promptly, after notice from the Lessor, repair at its own expense, any damage to the exterior of the demised premises, the Building or to the utilities serving the demised premises (including the HVAC system), or to the land (including without limitation the parking areas, driveways, walkways, and grass and shrubs located on the Land) caused by any act or negligence of the Lessee, its agents, employees, licensees, suppliers, contractors, or guests.

              Section 8.  It is understood that Lessor's obligations under this
Article VI are subject to the provisions and limitations set forth in Articles XV and XVI.


                                     ARTICLE VII

                                      UTILITIES

              The Lessee shall pay when due all charges for utility services provided to the demised premises including, without limitation, electricity, gas, water, telephone, and the cost of fuel to heat or air-condition the demised premises. If water consumed by the demised premises is not metered separately from water consumed by the remainder of the Building, Lessee shall pay to Lessor, upon being billed therefor by Lessor, Lessee's Pro Rata Share of the aforesaid. The aforementioned share is based on the assumption that water in the demised premises will be used only for ordinary drinking and lavatory purposes. If water is consumed in the demised premises for other purposes or in excessive quantities or if Lessee's heating and/or cooling requirements are materially greater than that of other tenants or prospective tenants, then Lessee shall pay to Lessor, on demand from time to time, charges for said additional water as reasonably estimated by Lessor. Lessor reserves the right to install a water meter to measure water consumption in the demised premises if not installed at the Commencement Date. Except for the Lessor's negligence, the Lessor shall not be liable for any interruption of electricity, gas, water, telephone, sewage and/or septic system or other utility service supplied to the demised premises and Lessor reserves the right to stop any service or utility to the demised premises, when in Lessor's judgment it is deemed necessary by reason of accident, emergency, repair work, or otherwise. No such interruption or stoppage of utility service shall be deemed to be an eviction of the Lessee or relieve Lessee from any of the Lessee's obligations under this Lease. Lessor represents that there are separate meters in the premises for the utilities, including gas, electric and water.

         Electricity and gas consumed on the demised premises will be separately metered. The cost of such meters and the cost of installation, repair, maintenance and replacement of all meters serving the demised premises shall be borne by Lessee. Lessee shall not overload the electrical wiring or electrical panels within or serving the demised premises and will install at its own expense, but only after obtaining Lessor's prior written approval, any additional electrical wiring or panels which may be required in connection with Lessee's Apparatus.


                                     ARTICLE VIII

                       INDEMNITY AND PUBLIC LIABILITY INSURANCE

         Section 1. The Lessee shall assume exclusive control of the demised premises, and all tort liabilities with respect to the control or occupancy thereof and shall save the Lessor harmless and indemnified from all injury, loss, claims or damage of whatever nature to any person or property in or about the demised premises, the Building and/or the Land arising from any act, omission or negligence of the Lessee or Lessee's subtenants or concessionaires or the employees, agents, contractors, suppliers, licensees, invitees, or customers of any of the foregoing or otherwise resulting from Lessee's use, maintenance and occupancy of the demised premises or anything or facility kept or used thereon provided such injury, loss, claims or damage are not caused by the negligent acts or omissions of Lessor or Lessor's other tenants, employees, agents, contractors, suppliers, licensees, invitees or customers. Upon request of Lessor, the Lessee shall take over Lessor's defense in any action related to such matter for which Lessee has agreed to indemnify Lessor. The provisions hereof shall survive expiration or termination of this Lease.

         Section 2. Lessee agrees to maintain in full force during the term hereof and any extensions thereof a policy of public liability and property damage insurance under which the Lessor (and such other persons as are in privity of estate with Lessor as may be set out in a notice from Lessor from time to time) and Lessee are named as insured and under which the insurer agrees to indemnify and hold Lessor and those in privity of estate with Lessor harmless from and against all costs, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages mentioned in Section 1 of this Article VIII. Each such policy shall be noncancellable with respect to the Lessor and Lessor's said designees without ten (10) days prior written notice to Lessor and a duplicate original or certificate thereof shall be delivered to Lessor. The minimum limits of liability of such insurance shall be One Million and No/100ths ($1,000,000.00) Dollars for injury (or death) to any one person and Five Hundred Thousand and No/100ths ($500,000.00) Dollars with respect to damage to property.

         Section 3. Neither the Lessor nor any agent or employee of the Lessor shall be liable for any loss or damage to the person or property of the Lessee or of any subtenant or concessionaire, or of any employee, customer, licensee, invitee, contractor or supplier, or guest of any of the foregoing, except where such damage is attributable to the negligent acts or omissions of the Lessor, its agents or employees. Without in any way limiting the generality of the foregoing and except where any such damage is caused by the negligent acts or omissions of the Lessor, its agents, contractors, suppliers or employees, the Lessor, its agents or employees shall not be liable in any event, for any such damage resulting:

         (a) from the interruption to business resulting from theft, fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of said demised premises or from the pipes, appliances or plumbing or from dampness or any other cause;

         (b) from any hidden defect in, under or upon the demised premises, the Building or the Land; and/or;

         (c) from acts or omissions of persons occupying adjacent premises or otherwise entitled to use the Building and/or Land;

         Section 4. Lessor shall not be liable to Lessee for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from power losses or shortages or from the necessity of Lessor's entering the demised premises for any of the purposes in this Lease authorized, or for repairing the demised premises or any portions of the Building or Land in accordance herewith, nor shall any such entry, interruption or similar event give rise to a claim in Lessee's favor that such event constitutes actual or constructive, total or partial, eviction from the demised premises. Nothing contained herein shall be deemed to exonerate Lessor from its own negligent acts or omissions.


                                      ARTICLE IX

                         FIRE AND EXTENDED COVERAGE INSURANCE

         Section 1. The Lessor shall obtain the insurance for which Lessee makes required payments to Lessor under Article III, Section 7.

         Section 2. The Lessee shall not acquire, by being named, at the election of Lessor, as insured under any fire or extended coverage insurance on the demised premises or the Building, any right to participate in the adjustment of loss or to receive insurance proceeds and agrees upon request promptly to endorse any checks or other instruments in payment of loss in which the Lessee is named as payee.

         Section 3. The Lessee shall, at its own expense, maintain fire and comprehensive casualty insurance of adequate amounts with respect to its own fixtures, merchandise, equipment and other property contained in the demised premises, it being understood that all merchandise, furniture, fixtures, effects and property of every kind of the

Lessee which may be in the demised premises, or the Building or on the Land shall be at the sole risk and hazard of the Lessee.


                                      ARTICLE X

                                        SIGNS

         In no event shall signs be allowed on the exterior surface of the Building nor on the Land or other exterior grounds of the Building. Lessor has erected a building directory sign on the Land in front of the Building listing Lessee and other tenants and Lessee shall pay Lessor, upon demand, Lessee's Pro Rata share of all costs associated with the manufacture, installation, erection, maintenance, and repair or replacement of said directory sign. All Lessee's signs (if any are consented to by Lessor) shall conform to the rules and regulations of the Town of North Reading and any applicable law, rule, ordinance or code governing the area in which the Building is located and shall be simple and dignified in appearance and constructed of durable materials and shall be of a size and style approved by Lessor in its sole and absolute discretion. Lessee shall maintain and keep in good repair any signs erected by it. Lessee shall be responsible for any repairs to the demised premises or the Building related to the erection of said signs. Any signs which Lessee may desire to erect shall first be approved in writing by Lessor which consent shall not be unreasonably withheld or delayed. Lessee shall remove all of its signs upon expiration of the term or earlier termination and shall promptly repair any damage related to the erection or removal of said signs. Notwithstanding the foregoing, the parties have agreed upon the size and style of Lessee's sign at the demised premises.


                                      ARTICLE XI

                               ASSIGNMENT OR SUBLETTING

         The Lessee shall not assign nor permit any assignment by mortgage, operation of law or otherwise of this Lease nor underlet any portion of the demised premises nor permit the occupation of the whole or any part thereof by another by license or otherwise without the prior written consent of the Lessor, which consent shall not be unreasonably withheld. No consent by the Lessor to an assignment, sublease or other indulgence or favor at any time granted by the Lessor to Lessee or to anyone claiming under the Lessee, nor acceptance of rent from, or otherwise dealing with, anyone claiming under the Lessee, shall be deemed to constitute any consent to any further assignment, sublease or otherwise or relieve the Lessee from its obligations under this Lease and Lessee hereby guarantees the prompt and timely payment of all rent, additional rent and other charges hereunder. The Lessee and all persons claiming under the Lessee shall be deemed to have waived any and all suretyship defenses. It shall be a condition of the validity of any such assignment or underletting that the assignee or sublessee agrees directly with Lessor by written instrument in form satisfactory to Lessor to be bound by all the obligations of the Lessee hereunder, including without limitation the obligation to pay rent and other amounts provided for under this Lease and the covenant against further assignment and subletting. Any transfer or assignment of any of the stock or other equity interests in Lessee shall be deemed to constitute an assignment barred by this
Article XI. Concurrently with the execution hereof, Lessee has furnished Lessor with a certified list of all of the present shareholders of Lessee.

         In any case where Lessor consents to an assignment of this Lease, Lessor shall be entitled to receive 50% of all amounts received by Lessee in connection with such assignment (unless such assignment is made in connection with a sale of all or substantially all of the assets of Lessee's, in which case Lessor shall not be entitled to participate in such proceeds). Further, in the event of any subletting of the demised premises, Lessor shall be entitled to receive 50% of all Subleasing Overages (as said term is hereinafter defined).
As used herein, the term "Subleasing Overages" shall mean, for each period in question, all amounts received by Lessee in excess of annual base rent and additional rent reserved under this Lease attributable to the space sublet (including, without limitation, all lump sum payments made in connection therewith). Subleasing Overages shall not include the price paid to Lessee for equipment or personal property transferred to the assignee or subtenant in connection with such transaction.


                                     ARTICLE XII

                                    SUBORDINATION

         Section 1. The Lessee shall from time to time, within ten (10) days written demand of Lessor, either (as demanded by Lessor) subordinate this Lease or make this Lease superior to any existing and/or future Mortgage heretofore or hereafter placed upon the Land and to any renewal, modification, replacement or extension of such Mortgage, and to any and all advances made or to be made thereunder, provided that said Mortgagee enter into an agreement with Lessee by the terms of which the Mortgagee under said Mortgage will agree that in the event of foreclosure thereof, said Mortgagee will not disturb the possession of the Lessee under the Lease so long as the Lessee is not in default hereunder and the Lessee will agree to recognize the holder of such Mortgage as the Lessor in such event, which agreement shall be made expressly binding upon the successors and assigns of the Lessee, and the Mortgagee and upon anyone purchasing said demised premises or Building at any foreclosure sale. Notwithstanding the foregoing, if requested by Lessor or a Mortgagee of the demised premises, Lessee agrees to promptly execute an Estoppel Certificate and Non-Disturbance and Attornment Agreement substantially in the form attached hereto as Exhibit E and failure to execute such an agreement promptly upon request shall be default under this Lease. The Lessee and the Lessor agree to execute and deliver any instruments necessary to carry out the agreements in this Section contained.
Any such Mortgage to which this Lease shall be subordinated or be made superior may contain such other terms, provisions and conditions as the Mortgagee deems usual or customary.

         Section 2. If any Mortgagee elects, by written notice given to the Lessee, to have this Lease and the interest of the Lessee hereunder superior to any such Mortgage then this Lease and the interest of the Lessee hereunder shall be deemed superior to any such Mortgage whether this Lease was executed before or after such Mortgage.

         Section 3. Lessee will upon request by Lessor or any Mortgagee, from time to time execute and deliver to such party (a) an "Estoppel Letter", so-called in form satisfactory to such party and/or (b) a copy of every notice of default delivered by Lessee to Lessor at the same time and in the same manner as to Lessor and/or (c) an agreement consenting to an assignment of this Lease to such party and acknowledging such assignment.

         Section 4. For purposes hereof the term "Mortgage" shall mean any real estate mortgages, ground leases, deeds of trust, security agreements or indentures affecting the Land or Building, the term "Mortgagee" shall include the holder of any such real estate mortgage, any ground lessor or any trustees or holders of any such security agreements or indentures.


                                     ARTICLE XIII

                                      SELF HELP

         If the Lessee shall default in the performance or observance of any agreement or condition in this Lease contained on its part to be performed or observed, and shall not cure such default within thirty (30) days after notice from Lessor specifying the default (or, if said default cannot reasonably be expected to be cured within such thirty (30) day period, shall not within said period commence to cure such default and thereafter prosecute the curing of such default to completion with due diligence) Lessor may, at its option, without waiving any claim for breach of agreement, at any time thereafter cure such default for the account of Lessee, and make all necessary payments in connection therewith, including but not limiting the same to reasonable counsel fees, costs or charges of or in connection with any legal action which may have been brought, and any amount paid by Lessor in so doing shall be deemed paid for the account of Lessee and Lessee agrees to reimburse Lessor therefor with interest thereon at eighteen (18%) percent per annum, such sums payable by Lessee to Lessor to be deemed per additional rent, provided that Lessor may cure any such default as aforesaid prior to the expiration of any waiting or cure period but after Lessor has exerted best efforts to give actual notice (by telephone or otherwise) if the curing of such default prior to the expiration of said waiting or cure period is reasonably necessary to protect the real estate or Lessor's interest therein, or to prevent injury or damage to persons or property.

                                     ARTICLE XIV


                                WAIVER OF SUBROGATION

         Lessor and Lessee each hereby releases the other from any and all liability or responsibility to the other (or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage to the demised premises or property thereon against which the waiving party is protected by insurance (but only to the extent that the waiving party is actually indemnified pursuant to such insurance), even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder. Lessor and Lessee each hereby agree that it shall cause such a clause or endorsement to be included in its insurance policies with respect to the demised premises, if available, and, if necessary, pay an additional premium that may be charged therefore.


                                      ARTICLE XV

                                 DAMAGE BY FIRE, ETC.

         Section 1. If the demised premises or the Building shall be damaged or destroyed by fire, windstorm or any other insured casualty the Lessee shall immediately give notice, thereof to the Lessor and unless this Lease is terminated as hereinafter provided, the Lessor, at his own expense, shall repair or rebuild the same so as to restore the demised premises to substantially the same condition they were in immediately prior to such damage or destruction, subject, however, to zoning and building laws then in existence, provided that the Lessor shall not be responsible for any delay in such repair or reconstruction which may result from any cause beyond its reasonable control, and provided further that Lessor shall not be required to expend more than the net amount of insurance proceeds, if any received, by Lessor for such purposes it being understood that the application of insurance proceeds is subject to the right of any first mortgagee of the demised premises. Notwithstanding the foregoing, if Lessor does not repair or rebuild the demised premises so as to restore the demised premises to substantially the same condition they were in immediately prior to the destruction, within 210 days following the date of such damage or destruction, then Lessee may elect to cancel this Lease upon notice to Lessor.

         Section 2. If either the demised premises or the Building shall be damaged or destroyed to the extent of twenty-five (25%) percent or more on a square footage basis by any cause (whether insured against by the Lessor or not) then either party may elect by written notice to the other either to terminate this Lease or to repair or rebuild on the conditions set forth in Section 1.

         Section 3. If the demised premises or the Building shall, within the last year of the original term of this Lease or the last year of the extended term hereof, be damaged or destroyed by any cause to such an extent that the same cannot reasonably be expected to be restored to substantially the same condition as prior to such damage or destruction within ninety (90) days from the time that such repair or restoration would be commenced then the Lessor shall have the right to terminate this Lease by notice to Lessee given within sixty (60) days after the occurrence of such damage or destruction.

         Section 4. In the event that the demised premises or Building is damaged or destroyed by any cause, then, unless this Lease is terminated as provided above, the Lessee at its own expense and proceeding with all reasonable dispatch, shall repair or replace all trade fixtures, equipment, signs or other property installed by or belonging to Lessee which shall be damaged or destroyed.

         Section 5. If this Lease is not terminated as above provided, then, from and after such damage which is material and until demised premises are restored as above provided the rent reserved hereunder shall abate either wholly or proportionately according to the nature and extent of the injury.


                                     ARTICLE XVI

                                    EMINENT DOMAIN

         Section 1. If, as a result of any taking by eminent domain, which shall be deemed to include a voluntary conveyance in lieu of a taking, the total floor area remaining in the demised premises shall be reduced to less than fifty (50%) percent of the total floor area in the demised premises at the commencement of the term hereof, then at the election of either party, exercisable by written notice given to the other within ninety (90) days after the date of the filing of the notice of such taking this Lease may be terminated as of the date when the Lessee is required to vacate the demised premises or the portion thereof so taken notwithstanding that the entire interest of the Lessor may have been divested by such taking, and if following any such taking either party does not terminate this Lease, then the Lessor, at the Lessor's expense, but only to the extent of the award actually received by the Lessor for any such taking (subject to the rights of any first mortgagee of the demised premises) and proceeding with all reasonable dispatch (but not later than six (6) months) shall do such work as may be required to put what may remain of the demised premises in proper condition for the conduct of the Lessee's business and the Lessee, at the Lessee's expense (but only to the extent of the award actually received by the Lessee for any such taking) and proceeding with all reasonable dispatch, shall make such alterations, repairs and replacements of the trade fixtures, equipment, signs or other property installed by or belonging to the Lessee as may be necessary to put the remainder of the demised premises in proper condition for the Lessee's business. From and after the date on which the Lessee is required to vacate the portion of the demised premises so taken, a just proportion of the rent reserved herein according to the nature and extent of the taking of the demised premises shall be abated until the demised premises are restored to such condition that the Lessee can commence business therein and provided such restoration is completed within six (6) months of the date of such taking, and from and after the date on which the Lessor shall restore the demised premises in the manner above provided the rent shall be reduced in the proportion that the floor area of the portion of the demised premises so taken bears to the floor area of the demised premises at the commencement of the term hereof.

         Section 2. In the event of a taking as defined herein, of twenty-five (25%) percent or more of the Land or the Building and even though such taking leaves at least fifty (50%) percent or more of the floor area of the demised premises remaining, either party shall nonetheless have the right to terminate this Lease by notifying the other party of their election to terminate within
(90) days after the final determination of the amount of the award or to permit Lessor to restore any part of the demised premises so remaining and in the case of such restoration the rent shall be abated to the extent provided above.

         Section 3. The Lessor reserves and excepts all rights to damages to the Land, the Building, the demised premises and the leasehold hereby created, or awards with respect thereto, then or thereafter accruing by reason of any taking by eminent domain or by reason of anything lawfully done or required by any public authority, and the Lessee grants to the Lessor all the Lessee's rights, if any, to such damages except with respect to the value of its personal property and its relocation expenses, which may be compensable by a separate award and shall execute and deliver to the Lessor such further instruments of assignment thereof as the Lessor may from time to time request.


                                     ARTICLE XVII

                                       DEFAULT

         Section 1. This Lease is made on the condition that if the Lessee shall fail to perform any obligation hereunder and such failure shall continue for ten (10) days after such notice of default in payment of annual base rent, additional rent, or in payment of any other sums due under this Lease or for thirty (30) days after notice of default in the case of any other obligation (or, if said default cannot reasonably be expected to be cured within such thirty (30) day period, Lessee shall not within such thirty (30) day period promptly commence to cure such default and thereafter prosecute the curing of such default to completion with due diligence) or if the estate hereby created shall be taken on execution or other process of law, or if the Lessee shall be declared bankrupt or insolvent according to law, or if the Lessee shall make or offer to make, in or out of bankruptcy, a composition with the Lessee's creditors, or if the Lessee shall make an assignment for the benefit of its creditors, as if the Lessee shall commit any act of bankruptcy, or if a receiver, trustee or other officer shall be appointed to take charge of all or any substantial part of the Lessee's property by a court, or if a petition shall be filed by or against the Lessee for the reorganization of the Lessee or for an "arrangement" under the Bankruptcy Code or under any other provisions of the Bankruptcy Code or any successor or similar State or Federal statute or regulation now or hereafter in effect, and the same, if filed against but not by Lessee, shall not be dismissed within thirty (30) days after the date on which it is filed, then and in any of the said cases, notwithstanding any prior waivers or consent the Lessor lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter and without prior demand or prior notice (1) terminate this Lease by notice in writing forthwith, or on a date stated in said notice,
(2) with process of law enter into and upon the demised premises or any part thereof in the name of the whole and repossess the same as of the Lessor's former estate, and (3) expel the Lessee and those claiming through or under the Lessee and remove its and their effects without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant, and upon entry as aforesaid this Lease shall terminate; and in case of such termination or termination by reason of default on the part of the Lessee, the Lessee shall at the election of the Lessor, which election may be changed at any time:

         (a) pay to the Lessor in equal monthly installments, in advance, sums equal to the aggregate rent herein provided for or, if the demised premises have been relet, sums equal to the excess of the aggregate rent herein provided for over the sums actually received by the Lessor from such reletting as well as any reasonable expenses incurred by the Lessor as a consequence of such default or in such reletting including but not limited to, attorneys' fees, brokers' fees, and expenses of repairing and putting the demised premises in good order and condition and preparing the same for rerental. Such sums being payable as liquidated damages for the unexpired term hereof, or

         (b) pay to the Lessor as damages a sum which at the time of such termination is equal to the then present value of the excess of the aggregate rent reserved under this Lease from the day of such termination for what would be the then unexpired term of this Lease if the same had remained in effect, over the fair market rental value of the demised premises for the same period, said present value to be arrived at on the basis of a discount rate of ten (10%) per annum, plus reasonable expenses of the Lessor by way of attorneys' fees or otherwise, in connection with such default.

         For the purposes of this Article, the phrase "aggregate rent" as used herein, shall include the annual base rent as adjusted from time to time, and all additional rent payable hereunder.

         In the event of a default by the Lessee as above provided, if the Lessor shall elect not to terminate this Lease, it may relet the demised premises or any part or parts thereof in the name of either the Lessor or the Lessee, for a term or terms which may, at the Lessor's option, extend beyond the balance of the term of this Lease and may remove and store the Lessee's effects at the Lessee's expense, and the Lessee agrees that in the event of such reletting the Lessee shall pay Lessor any deficiency between the aggregate rent to be paid hereunder and the net amount of the rents collected during such reletting as well as any expenses reasonably incurred by the Lessor as a consequence of such default or in such reletting, including but not limited to, attorneys' fees, brokers fees and expenses of repairing and putting the demised premises in good order and preparing the same for rerental. Such deficiency shall be paid in monthly installment upon statements rendered by the Lessor to the Lessee.

         Section 2. All rights and remedies which the Lessor may have under this Lease shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of such rights and remedies may be exercised at the same time insofar as permitted by law.

         Section 3. The Lessor shall not be deemed to be in default hereunder unless its default shall continue for thirty (30) days or such additional time as is reasonably required to correct its default, after written notice thereof has been given by the Lessee to the Lessor specifying the nature of the alleged default. In no event shall Lessor be liable for consequential or incidental damages, nor shall damages exceed the reasonable costs of performing the obligations of Lessor hereunder, except Lessor shall be liable for the Lessee's reasonable attorney's fees arising out of or in connection with Lessor's default.

         Section 4. Any payment of annual base rent or additional rent payable hereunder not paid when due shall, at the option of Lessor, bear interest at a rate equal to three (3%) percent over the prime rate in effect from time to time at the First National Bank of Boston (but in no event higher than the maximum rate permitted pursuant to Law) from the due date thereof forthwith upon demand by Lessor.

         Section 5. All costs or expenses incurred by or on behalf of Lessor (including without limitation attorney's fees and expenses) in enforcing Lessor's rights hereunder shall be considered additional rent and be payable to Lessor upon Lessor's demand therefor.


                                    ARTICLE XVIII

                                       NOTICES

         Any notice, request, demand or other communication required or permitted by this Lease shall, until either party notifies the other in writing of a different address in accordance herewith, be deemed to be duly given if in writing and sent by registered or certified first class mail, postage prepaid, return receipt requested addressed as follows:

         If to Lessor, addressed to the Lessor:

                   c/o Howland Development Company
                   155 West Street
                   Wilmington, MA 01887

         If to the Lessee:

                   DEANCO
                   2415 North Triphammer Road
                   Ithaca, New York 14850
                   Attention: Mr. Robert T. Dean

                   with a copy to:

                   Steven R. Shaw, Esq.
                   Hancock & Estabrook
                   1500 Mony Tower I
                   P.O. Box 4976
                   Syracuse, New York 13221-4976

                   with a copy to:

                   Mr. Joseph L. Dixon, President
                   Deanco Schaal Division
                   87 Concord Street
                   North Reading, Massachusetts 01864


                                     ARTICLE XIX

                                      BROKERAGE

         Lessor and Lessee each warrants and represents to the other that it has not dealt with any broker in connection with this Lease or the demised premises, except only Whittier Partners, whom Lessor agrees to pay, and each agrees to defend, indemnify and hold the other harmless from and against any and all claims for brokerage fees and commissions (except with respect to the above named broker) by any broker claiming to have dealt with it in connection with this Lease.

                                      ARTICLE XX

                            TERM "LESSEE'S PRO RATA SHARE"

         Lessee and Lessor hereby agree that the total leasable square footage of the demised premises is 60,200 square feet and the total leasable square footage of the Building at the Commencement Date is 60,200 square feet. As used in this Lease the term "Lessee's Pro Rata Share" shall mean one hundred (100%) percent of the respective item, so long as there are no additions to the Building. If any additions are made to the Building, then such term shall mean a fraction of the respective item, the numerator of which fraction shall be the then total leasable square footage of the demised premises and the denominator of which shall be the then total leasable square footage of floor area of the Building.


                                     ARTICLE XXI

                                   SECURITY DEPOSIT

         At the time of the execution hereof, Lessee shall pay to Lessor a security deposit in an amount equal to three (3) monthly installments of the annual base rent, which security deposit shall initially equal Sixty Three Thousand Nine Hundred Sixty Two and 49/100ths ($63,962.49) Dollars, to be held by Lessor without interest during the term hereof, and any extensions or renewals thereof, and for so long thereafter as Lessee is in possession of the demised premises or has unsatisfied obligations hereunder to Lessor, which deposit the Lessor may apply from time to time against outstanding obligations of Lessee hereunder. Lessee shall have no right to require the Lessor to apply said security deposit, nor shall Lessee be entitled to credit the same against rents or other sums payable hereunder. If and to the extent that Lessor makes such use of the security deposit, or any part thereof, the sum so applied by Lessor shall be restored to the security deposit by Lessee upon notice from Lessor, and failure to pay to Lessor the amount to be so restored (within the grace period applicable to rents hereunder) shall be a default hereunder giving rise to all of the Lessor's rights and remedies applicable to a default in the payment of rent. Any portion of said security deposit which has not been applied as aforesaid by Lessor shall be repaid by Lessor to Lessee at the end of the term and any extensions thereof or as soon thereafter as all obligations of Lessee hereunder have been performed in full. Upon any conveyance by Lessor of its interest under this Lease, the security deposit may be turned over by the Lessor to Lessor's grantee or transferee, and upon any such delivery of the deposit, Lessee hereby releases Lessor herein named of any and all liability with respect to the security deposit, its application and return, and Lessee agrees to look solely to such grantee or transferee, and it is further understood that this provision shall also apply to subsequent grantees and transferees.

                                     ARTICLE XXII

                               MISCELLANEOUS PROVISIONS

         Section 1. No consent or waiver, express or implied, by the Lessor to or of any breach in the performance by the Lessee of its agreements hereunder shall be construed as a consent or waiver to or of any other breach in the performance by the Lessee of the same or any other covenant or agreement. No acceptance by the Lessor of any rent or other payment hereunder, even with the knowledge of any such breach, shall be deemed a waiver thereof nor shall any acceptance of rent or other such payment in a lesser amount than is herein required to be paid by the Lessee regardless of any endorsement on any check or any statement in any letter accompanying the payment of the same, be construed as an accord and satisfaction or in any manner other than as a payment on account by the Lessee. No reference in this Lease to any sublessee, licensee or concessionaire, or acceptance by the Lessor from other than the Lessee of any payment due hereunder shall be construed a consent by the Lessor to any assignment or subletting by the Lessee, or give the Lessee any right to permit another to occupy any portion of the demised premises except as herein expressly provided. No waiver by the Lessor in respect of any one tenant shall constitute a waiver with respect to any other tenant. Failure on the part of the Lessor to complain of any action or nonaction on the part of the Lessee or to declare the Lessee in default, no matter how long such failure may continue shall not be deemed to be a waiver by the Lessor of any of its rights hereunder.

         Section 2. In no case shall mention of specific instances under a more general provision be construed to limit the generality of said provisions.

         Section 3. The delivery of keys to Lessor or any employees of Lessor or the Lessor's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the demised premises.

         Section 4. If the Lessee continues to occupy the demised premises after the termination hereof, it shall have no more rights than a tenant by sufferance, but shall be liable for one hundred-fifty (150%) percent of the aggregate rental as above determined during such occupancy, and shall be liable for any loss or expense due to such holding over. Nothing in this section shall be construed to permit such holding over.

         Section 5. If any provision of this Lease or the application thereof to any person or circumstance shall be to any extent invalid or unenforceable the remainder of this Lease and the application to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         Section 6. Lessor agrees that upon Lessee's paying the rent and performing and observing the agreements conditions and other provisions on its part to be performed and observed, Lessee shall and may peaceably and quietly have, hold and enjoy the demised premises during the term of this Lease and any extension thereof without any manner of hindrance or molestation from Lessor or anyone claiming under Lessor, subject, however, to the terms and provisions of this Lease.

         Section 7. The conditions and agreements in this Lease contained to be kept and performed by the parties hereto shall be binding upon and inure to the benefit of said respective parties, their legal representatives, successors and assigns, and the same shall be construed as covenants running with the land. Wherever in this Lease reference is made to either of the parties, it shall be held to include and apply to the successors and assigns of such party as if in each case so expressed, unless the context requires otherwise and regardless of the number or gender of such party, provided however, that the term "Lessor" as used in this Lease means only the owner for the time being of the Land, so that in the event of any sale or sales of the Land and demised premises or of this Lease, the Lessor shall be and hereby is entirely released of all covenants and obligations of the Lessor hereunder, except for those defaults or for the negligent acts or omissions of Lessor, its agents, employees or contractors, occurring at the time of Lessor's ownership of the demised premises.

         Section 8. This Lease shall constitute the only agreement between the parties relative to the demised premises and no oral statements and no prior written matter not specifically incorporated herein shall be of any force or effect. In entering into this Lease, the Lessee relies solely upon the representations and agreements contained herein. This agreement shall not be modified except by writing executed by both parties.

         Section 9. All provisions in this Lease dealing with indemnity and the like by the Lessee of the Lessor shall be deemed to be modified in each case by the insertion in the appropriate place of the language "except as otherwise provided in Mass. G.L.Ter.Ed.C. 186 Section 15".

         Section 10. The section and article headings throughout this instrument are for convenience and reference only and shall in no way be held to limit, define or describe the scope or intent of this Lease or in any way affect this Lease.

         Section 11. If the Lessor shall at any time be an individual, joint venture, tenancy in common, joint tenancy, firm or partnership (general or limited), or a trust or trustees of a trust, it is specifically understood and agreed that there shall be no personal liability of any individual or any joint venturer, tenant, partner (general or limited), trustee, shareholder, beneficiary or holder of a beneficial interest under any of the provisions hereof or arising out of the use or occupation of the demised premises by Lessee. The obligations of Lessor shall in all events be binding upon Lessor's equity in the Building and Land only, all in accordance herewith, it is further understood and agreed that the liability of any party who is a Lessor (whether the original Lessor or any successor Lessor) shall be limited to defaults occurring or arising during the period for which such party shall have been a Lessor, and such party shall not be liable for defaults occurring or arising at any time before such party obtained its interest as Lessor or after such party disposed of its interest as Lessor.

Lessee agrees that it shall look solely to the Lessor's interest in the Land and Building for satisfaction of any liability of Lessor in respect of this Lease and will not seek recourse against any other assets of Lessor for such satisfaction, it being understood that each agreement, obligation and liability of Lessor under this Lease or otherwise is made, entered into and incurred on the express condition that Lessee's only recourse under this Lease or otherwise or in the event of a default by Lessor under any such agreement or obligation or in the event of any liability of Lessor hereunder or otherwise, shall be limited solely to Lessor's interest in the Land and Building.

         Section 12. In the event that prior to the Commencement Date any actual or proposed holder of a first mortgage on the Building or Land shall demand that this Lease be modified or amended in any respect (other than those provisions relating to rental, term, size or location of the demised premises and provided that such modification shall in no event increase any of Lessee's costs or liabilities or obligations) and if Lessee shall fail to so modify or amend this Lease within fifteen (15) days after such demand. Lessee shall be deemed in default under this Lease. Lessee agrees to give within ten (10) days of written request such reasonable statements and certificates as may be requested by Lessor in connection with a mortgage closing or the sale of the Building or Land, or any portion thereof.

         Section 13. This Lease shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

         Section 14. In any case where either party hereto is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time, "promptly" or "a reasonable time", and such time shall be deemed to be extended by the period of such delay. For the purpose hereof, inability to pay normal charges incurred in connection with performance of an obligation hereunder (including without limitation payment of annual base rent or additional rent hereunder) does not constitute a cause beyond such party's reasonable control.


         Section 15.  INTENTIONALLY DELETED.

         Section 16. Lessee shall not record this Lease, but upon request of either party, both parties shall execute and deliver a notice of Lease, in form satisfactory to Lessor and appropriate for recording, the costs of such notice shall be born by the requesting party.

                                    ARTICLE XXIII

                          PROHIBITION OF LESSEE ABANDONMENT

         At all times during the Original Term, and any extension or renewal thereof, Lessee agrees (i) to keep the demised premises adequately heated to the extent necessary to prevent the pipes from freezing and to prevent deterioration of the demised premises and (ii) to keep the demised premises adequately secure so as to prevent the entry of unauthorized persons.


                                     ARTICLE XXIV

                          COMPLIANCE WITH ENVIRONMENTAL LAWS

         Section 1. (a) Lessee shall not generate, store, dispose of, release, emit, or otherwise handle or use any Hazardous Substances (as hereafter defined) in, upon, under, within, on or from the demised premises, the Building or the Land except in compliance with any applicable Environmental Laws (as hereafter defined).

              (b) Lessee shall provide directly to Lessor copies of all notices and documents filed with any Governmental Authority pursuant to the Legal Requirements (including, without limitation, the Environmental Laws) with regard to a release or threat of release of Hazardous Substances, provided, however, that any confidential information provided to a Governmental Authority which may be provided to Lessor shall be maintained as confidential by Lessor.
A copy of any notice or document from a Governmental Authority received by Lessee alleging noncompliance with, or liability under, a matter covered by any of the Environmental Laws and involving the demised premises, the Building or the Land shall be forwarded promptly to Lessor by Lessee. It is agreed and understood that wherever used in this Lease, the term "Legal Requirements" shall be deemed to include, without limitation, the Environmental Laws.

              (c) Lessee shall at all times, at its own expense, maintain and preserve secondary containment incidental to the storage of Hazardous Substances on the demised premises, the Building or the Land to the extent required by Environmental Laws and all Legal Requirements.

              (d) Lessee shall maintain full, complete and current files of all Material Safety Data Sheets ("MSDS") materials to the extent required by Environmental Laws.

              (e) Lessee will promptly inform Lessor of any release or threat of release of Hazardous Substances. Except as required by law, Lessee shall not submit to the Massachusetts Department of Environmental Protection ("DEP") or any Governmental Authority any report or other information related to the demised premises, the Building or the Land without furnishing a copy to the Lessor at least 48 hours in advance of such submission except in the case of emergency or other direction by DEP or any Governmental Authority in which case Lessee shall use reasonable efforts to furnish such copy to the Lessor in advance as promptly as practicable and in any event within 48 hours after the submission to DEP or any Governmental Authority.

              (f) Lessee shall, at its own expense, remove, clean up, remedy and dispose of (in compliance with all applicable Legal Requirements) all Hazardous Substances generated or released by Lessee or its officers, directors, employees, contractors, servants, invitees or agents during the Term of this Lease (or during such term as Lessee is in occupancy or possession of any part of the demised premises, Building or Land) at or from the demised premises, the Building and the Land in compliance with all Environmental Laws and further, shall remove, clean up, remedy and dispose of all Hazardous Substances located at, upon, under, within or in the demised premises, the Building or the Land generated by or resulting from its operations, activities or processes during the Term of this Lease (or such other periods of time as Lessee may be in occupancy or in possession of the demised premises or any portion of the Land or Building), in compliance with all Environmental Laws. In performing its obligations hereunder, Lessee shall use its best efforts to avoid interference with the use and enjoyment of the Building and the Land by other tenants and occupants thereof. The provisions hereof shall survive expiration or termination of this Lease.

         Section 2. Lessee shall indemnify, defend and save harmless Lessor, its officers, directors, employees, contractors, servants, invitees and agents from and against all loss, costs, damages, claims, proceedings, demands, liabilities, penalties, fines and expenses, including without limitation, reasonable fees and costs for attorneys' fees, consultants' fees, litigation costs and clean-up costs (hereinafter collectively referred to as "Liability"), asserted against or incurred by Lessor, its officers, directors, employees, contractors, servants or agents at any time by reason of or arising out of any
(i) release or threat of release of any Hazardous Substance at, in, upon, under or from the demised premises, the Building or the Land where such release or threat of release is the result of or alleged to result from the acts or omissions of Lessee or its agents, servants, employees, independent contractors or invitees, or (ii) any violation or alleged violation of any Environmental Laws governing Hazardous Substances, provided that any act, omission, event or circumstance giving rise to such Liability or clean-up obligations occurred during the Lease Term (or any such other periods of time as Lessee shall be in occupancy or in possession of any portion of the demised premises, the Land or the Building). The indemnities set forth in this Section shall survive expiration or termination of this Lease.

         Section 3. In addition to the requirements set forth above, Lessee shall, within ten (10) days of receipt, provide to Lessor copies of any inspection or other reports, correspondence, documentation, orders, citations, notices, directives, or suits from or by any Governmental Authority or insurer regarding non-compliance with or potential or actual violation of Environmental Laws. Landlord hereby expressly reserves the right to enter the demised premises and all other portions of the Building and the Land in order to perform inspections and testing of the air, soil and groundwater for the presence or existence of Hazardous Substances.

         Section 4. To the best of Lessor's knowledge, the Land and the Building are free of any Hazardous Substances. Lessor hereby agrees to indemnify and hold Lessee harmless from and against any and all "Remediation Costs" (as hereafter defined) sustained or incurred by Lessee in the event that Lessee is required by any state or federal agency to effect a remediation of any Hazardous Substances which may be located on the Land and the Building as of the date of this Lease, unless such Hazardous Substances are present or released as the result of the acts or omissions of Lessee or any of Lessee's agents, servants, employees, contractors or invitees. As used herein, the term "Remediation Costs" shall mean the cost of remediation and clean-up of the Hazardous Substances which Lessee may incur as the result of any order of the DEP, the U.S. Environmental Protection Agency or any State or Federal Court of competent jurisdiction requiring that Lessee effect a remediation of any Hazardous Substances.

         Section 5. As used herein, the term "Hazardous Substances" shall mean and include, without limitation, any material or substance which is (i) petroleum, (ii) asbestos, (iii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251 et seq. (33 U.S.C. Sections 1321) or listed in Sections 307 of the Federal Water Pollution Control Act (33 U.S.C. Sections 1317), (iv) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq. (42 U.S.C. Sections 6903), (v) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Sections 9601 et seq. (42 U.S.C. Sections 9601), as amended and regulations promulgated thereunder, or (vi) defined as "oil" or a "hazardous waste", a "hazardous substance", a "hazardous material" or a "toxic material" under any other law, rule or regulation applicable to the Property, including, without limitation, Chapter 21E of the Massachusetts General Laws, as amended and the regulations promulgated thereunder. As used herein, the term "Environmental Laws" shall mean, without limitation, each and every law, rule, order, statute or regulation described above in Section 5, together with (i) any amendments thereto, or regulations promulgated thereunder and (ii) any other laws pertaining to the protection of the environment or governing the use, release, storage or generation of Hazardous Substances, whether now existing or hereafter enacted or promulgated.

                                     ARTICLE XXV

                              COMMENCEMENT; CONSTRUCTION

         Section 1. Lessee hereby agrees to accept the demised premises and the Building in their current "as is" condition with all faults. Lessee shall, at its sole cost and expenses, perform minor modifications to the demised premises in accordance with plans and specifications first approved by the Lessor. Except as otherwise provided herein, Lessor has made no representations or warranties as to the physical condition of the demised premises or the Building.

         Section 2. Lessee, before its work is started, shall: secure all licenses, approvals and permits necessary therefor and deliver copies thereof to Lessor; deliver to Lessor a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them; and cause each contractor and subcontractor to carry workmen's compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees and comprehensive public liability insurance and property damage insurance with such limits not greater than a $2,000,000.00 combined single limit (all such insurance to be written in companies approved by Lessor, which approval will not be unreasonably withheld or delayed, and insuring Lessor and Lessee as well as the contractors), and to deliver to Lessor certificates of all such insurance. Lessee agrees to pay promptly when due the entire cost of any work done on the Premises by Lessee, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises, the Building or the Property and to discharge any such liens which may so within 30 days of such attachment. Upon completion of any work done on the Premises by Lessee, its agents, employees, or independent contractors, Lessee shall, if reasonably obtainable deliver, to Lessor original lien releases and waivers executed by each contractor, subcontractor, supplier, materialmen, architect, engineer or other party which furnished labor, materials or other services in connection with such work and pursuant to which all liens, claims and other rights of such party with respect to labor, material or services furnished in connection with such work are unconditionally released and waived.

         Section 3. Entry by Lessee or its agents for the purpose of installing equipment, telephones, furnishings and related fixtures and personal property in the demised premises shall be permitted by Lessor beginning on September 15, 1994 and prior to the Commencement Date provided however that (a) Lessee shall not take occupancy prior to the Commencement Date and (b) Lessee, from and after the date of such entry, shall be bound by all the provisions contained in the Lease except that Lessee shall have no obligation to pay annual base rent or its Pro Rata Share of real estate taxes for the period prior to the Commencement Date. Lessee shall not use the demised premises in such manner as will increase the cost of completion.

                                     ARTICLE XXVI

                          LESSEE'S EARLY TERMINATION OPTION

         Section 1. Lessee shall have the right and option (the "Early Termination Option") to terminate this Lease effective as of the last day of the fifth (5th) lease year (the "Early Termination Date") provided that each of the "Termination Conditions" (as said term is hereafter defined) are satisfied as and when required by this Article 26. As used herein, the term "Termination Conditions" shall mean that (i) Lessee shall provide Lessor with written notice (an "Early Termination Notice") of its exercise of the Early Termination

Option not later than two hundred seventy (270) days prior to the last day of the fifth (5th) lease year of the Original Term of this Lease, (ii) Lessee shall not have theretofore nor shall Lessee thereafter exercise the Option to Extend provided in Article 27 of this Lease, (iii) simultaneously with the giving of an Early Termination Notice to Lessor, Lessee shall deliver to Lessor the Termination Fee (as said term is hereinafter defined) in good funds. Failure of Lessee to timely exercise the Early Termination Option specifically in accordance with the terms and provisions of this Article 26 or any failure of Lessee to comply with any of the Termination Conditions within the time and manner provided herein, time being of the essence, shall be deemed a waiver of the Early Termination Option by Lessee unless Lessor, in its discretion, shall waive any of such conditions in writing. Likewise, any exercise of the Option to Extend the Term of this Lease by Lessee pursuant to Article 27 of this Lease shall be deemed a waiver of the Early Termination Option by Lessee. It is agreed and understood that the Early Termination Option may be exercised only once by Lessee and in no event shall the Early Termination Date be other than the last day of the fifth (5th) lease year of the initial term, time being of the essence, of all of the provisions of this Article 26. Lessor hereby reserves the right, exercisable by Lessor at any time in its sole and absolute discretion to waive the requirement of compliance with any or all of the Termination Conditions or any other matter contained in this Article 26.

         If Lessee shall timely and properly exercise the Early Termination Option, Lessee shall surrender and deliver up the Premises to Lessor on the Early Termination Date as if such date were the date originally specified in this Lease as the last day of the Term of this Lease. As used herein, the term "Termination Fee" shall mean One Hundred Seventy Two Thousand Five Hundred and 00/100ths ($172,500.00) Dollars. It is agreed and understood that the provisions of this Article 26 shall not be applicable during the Extension Period and there shall be no Early Termination Option during the Extension Period.


                                    ARTICLE XXVII

                                   OPTION TO EXTEND

         Section 1. Lessee shall have the right and option, which said option and right shall not be severed from this Lease or separately assigned, mortgaged or transferred, to extend the Original Term for one (1) additional period of one
(1) year ("Extension Period"), provided that (a) Lessee shall give Lessor notice of Lessee's exercise of such option at least nine (9) months prior to the expiration of the Original Term and (b) Lessee shall not have theretofore exercised nor shall Lessee thereafter exercise the Early Termination Option described in Article 26 of this Lease. Except for the amount of annual basic rent (which is to be determined as hereinafter provided), all the terms, covenants, conditions, provisions and agreements in the Lease contained shall be applicable to the additional periods through which the Term of this Lease shall be extended as aforesaid, except that (i) there shall be no further options to extend the Term and (ii) there shall be no early termination right applicable to the Extension Period and accordingly Article 26 of this Lease shall not be applicable to or during the Extension Period. If Lessee shall give notice of its exercise of such option to extend in the manner and within the time period provided aforesaid, the Term shall be extended upon the giving of such notice without the requirement of any further attention on the part of either Lessor or Lessee. Lessor hereby reserves the right, exercisable by Lessor in its sole discretion, to waive (in writing) any condition precedent set forth in clauses (a) or (b) above.

         If Lessee shall fail to give timely notice of the exercise of such option as aforesaid, Lessee shall have no right to extend the Term of this Lease, time being of the essence of the foregoing provisions. Failure of Lessee to exercise the first such option shall extinguish Lessee's rights under this
Article 27. Any termination of this Lease Agreement shall terminate the rights hereby granted Lessee.

         The annual basic rent payable for the twelve (12) month period during the Extension Period shall be 90% of the Fair Market Rental Value (as said term is hereinafter defined) as of commencement of the Extension Period but in no event less than the annual basic rent payable for and with respect to the last 12 months immediately preceding the Extension Period. "Fair Market Rental Value" shall be computed as of the date in question at the then current annual rental charges, including provisions for subsequent increases and other adjustments, for extensions of existing leases then currently being negotiated or executed for comparable space located in comparable buildings in North Reading, Massachusetts. In determining Fair Market Rental Value, the following factors, among others, shall be taken into account and given effect: size of the premises, escalation charges then payable under the Lease, location of the premises, location of the building, allowances or lack of allowances (if any) leasing concessions, age and condition of improvements then applicable in the geographic locations specified above and lease term. In no event shall the annual basic rent payable with respect to the Extension Period be less than the annual basic rent payable during the last Year of the Original Term.

         Section 2. Dispute as to Fair Market Value. Lessor shall initially designate the Fair Market Rental Value and shall furnish data in support of such designation. If Lessee disagrees with Lessor's designation of the Fair Market Rental Value, Lessee shall have the right, by written notice given to Lessor within thirty (30) days after Lessee has been notified of Lessor's designation, to submit such Fair Market Rental Value to arbitration as follows: Fair Market Rental Value shall be determined by impartial arbitrators who shall be real estate appraisers or brokers with at least seven (7) years of experience, one to be chosen by Lessor, one to be chosen by Lessee, and a third to be selected, if necessary, as below provided. The unanimous written decision of the two first chosen, without selection and participation of a third arbitrator, or otherwise, the written decision of a majority of three arbitrators chosen and selected as provided below, shall be conclusive and binding upon Lessor and Lessee. Lessor and Lessee shall each notify the other of its chosen arbitrator within ten (10) days following the call for arbitration and, if such two arbitrators shall not have reached a unanimous decision within thirty (30) days after their designation, they shall so notify the then president of the Boston Bar Association and request him to select an impartial third arbitrator, who shall be, a real estate appraiser or a broker with seven (7) years of experience dealing with like types of properties, to determine Fair Market Rental Value as herein defined. The arbitrators shall advise the parties of their determination by written notice at least three hundred days prior to the commencement of the Extension Period.


                                    ARTICLE XXVIII

                                ADDITIONAL PROVISIONS

         Section 1:             Rider to Lease
                                Exhibit A - Land
                                Exhibit B - Plan of demised Premises
                                Exhibit C - Tenant's Plans and Specifications Exhibit D - HVAC Maintenance Schedule
                                Exhibit E - Estoppel Certificate and
                                            Non-Disturbance and Attornment
                                            Agreement

         EXECUTED under seal as of the day and year first above written.

                                       LESSOR: HOWNAT TRUST




- ----------------------                  ---------------------------------------
Witness Michael A. Howland as Trustee of Hownat Trust, for self and co-Trustee but not individually

                                        LESSEE: DEANCO, INC.


                                        By:
- ------------------------                    --------------------------
Witness

                                        Its:
                                             --------------------------

                                    RIDER TO LEASE

                                         RENT

This Rider to Lease ("Rider") by and between the Trustees of HOWNAT Trust and Deanco, Inc. is annexed to and made a part of the above-referenced Lease. Wherever there shall be a conflict between the terms and provisions of the Lease and the terms and provision of this Rider, the terms and provisions of this Rider shall govern and the Lease shall be construed accordingly.




YEAR               PER SQUARE          ANNUAL BASE         MONTHLY
                   FOOT RENT           RENT                INSTALLMENT
                                                           OF ANNUAL
                                                           BASE RENT
10/15/94 -         Free
10/31/94

11/1/94 -          50% of $4.25                            $10,660.42
12/31/94           (two months)

1/1/95 -           $4.25               $234,529.17*        $21,320.83
11/30/95           (11 months)

12/1/95 -          Free (one month)
12/31/95

1/1/96 -           $4.25               $255,850.00         $21,320.83
12/31/96

1/1/97 -           $4.75               $285,950.00         $23,829.17
12/31/98

1/1/99 -           $5.25               $289,712.50**       $26,337.50
11/30/99           (11 months)

12/1/99 -          Free (one month)
12/31/99

1/1/00 -           $5.25               $316,050.00         $26,337.50
12/31/00

1/1/01 -           $5.75               $346,150.00         $28,845.83
12/31/02


1/1/03 -           $6.00               $361,200.00         $30,100.00
12/31/03

1/1/04 -           $6.25               $376,250.00         $31,354.17
12/31/04


* Annual Base Rent of $234,529.17 is derived by deducting one monthly installment of $21,320.83 from $255,850.00.

** Annual Base Rent of $289,712.50 is derived by deducting one monthly installment of $26,337.50 from $316,050.00.

         Real Estate Taxes: There shall be no charge for real estate taxes during the period from October 15, 1994 through October 31, 1994 and Lessee shall pay 50% of any charges for real estate taxes during the period from November 1, 1994 through December 31, 1994. Lessee shall pay Lessee's Pro Rata Share (100%) (as said term is defined in Article 20 of the Lease) of the real estate taxes in accordance with Article 3, Section 3 of the Lease for the balance of the term of the Lease.

         Operating Expenses: There shall be no charge for operating expenses during the period from October 15, 1994 through October 31, 1994 and Lessee shall pay 50% of any charges for operating expenses and insurance during the period from November 1, 1994 through December 31, 1994. Lessee shall pay Lessee's Pro Rata Share (100%) (as said term is defined in Article 20 of the Lease) of the costs of maintaining, repairing and insuring the Building and the Land in accordance with Article 3, Sections 5 and 7 of the Lease for the balance of the term of the Lease.

         EXECUTED under seal this __ day of August, 1994.

                                            LESSOR: HOWNAT TRUST


- ------------------------                    -------------------------------
Witness Michael A. Howland, as Trustee of Hownat Trust, for self and co-Trustee but not individually


                                            LESSEE: DEANCO, INC .


                                            By:
- ------------------------                        ----------------------------
Witness
                                            Its:
                                                ---------------------------

                                      EXHIBIT A

The land with the buildings thereon situated off Concord Street in North Reading, Middlesex County, Massachusetts, shown as Lot 2 as a plan entitled "Plan of Land in North Reading, Mass. owned by the Realty Trust and Edward Godlin, Scale 60 feet to an inch, October 20, 1980, Robert E. Anderson, Inc." recorded with Middlesex South District Registry of Deeds in Book 14302, Page 48, bounded and described as follows:

SOUTHERLY          on Concord Street, three hundred twenty-two and 86/100
                   (322.86) feet as shown on said plan;

WESTERLY by land now or formerly of Johnson Motor Lines, Inc., ten hundred fifty-four and 33/100 (1054.33) feet as shown on said plan;

NORTHERLY          by land now or formerly of Salvatore Ventura as shown on
                   said plan, three hundred forty-six and 13/100 (346.13) feet;
                   and

EASTERLY by land now or formerly of Salvatore Ventura (formerly George E. and Vera L. Dunn) and by land now or formerly of Francis Bacheller as shown on said plan, one thousand one hundred eleven and 03/100 (1,111.03) feet.

Containing 8,2912 acres according to said plan.

Together with the benefit of a fifty (50) foot right of way as shown on said plan and evidenced by an instrument recorded in Book 10863, Page 391.

                                      EXHIBIT B

                                        [MAP]

                                      EXHIBIT D

                              HVAC Maintenance Schedule

PERIODIC MAINTENANCE

         Perform the following Inspections and service routine at the beginning of each cooling season:

         1. Clean the condenser coil by hosting with cold water. Do not use hot water which can cause excessive pressure within the coil.

         2. Remove any accumulation of dust and dirt from the casing of the unit.

         3.   Clean or replace the air filters.

         4. Inspect the control panel wiring to make certain connections are tight and are intact.

         5. Inspect the condensate drain pan and piping to make sure they are clear and will carry away all water.

         At the beginning of the heating season, perform the following Inspection and service routine:

         1. Add a few drops of SAE No. 10 nondetergent oil to the combustion blower motor. WARNING: The use of a heavier grade oil may cause operating difficulties during cold weather.

         2.   Clean or replace the air filters.

         3. Inspect the control panel wiring and the heating controls to make sure connections are tight and wiring insulation is intact.

         4. Check the operation of the gas ignition system, and the spark electrode (is operating properly) and the setting of the limit control and make sure the evaporatorfurnace fan is cycled at the correct cutin and cutout points.

MONTHLY INSPECTIONS

         It is recommended that, once a month, the following inspections be performed:

         1.   Clean or replace air filters.

         2. Inspect and clean, if necessary, the condensate drain piping during the cooling season.

                                      EXHIBIT E

               ESTOPPEL CERTIFICATE AND NON-DISTURBANCE AND ATTORNMENT
                                      AGREEMENT

Premises: 87 Concord St., North Reading, MA Lease Date: August 10, 1994, by and between Michael A. Howland and Lorraine K. Howland, as ("Landlord") and Deanco, Inc. ("Tenant"), Trustees of Hownat Trust.

         The undersigned, Tenant under the above Lease, certifies to Nationwide Life Insurance Company, One Nationwide Plaza, Columbus, Ohio 43216, Attention:
Real Estate Investments, 34T ("Lender") holder or proposed holder of a note or other obligation secured, or to be secured, by a mortgage/deed of trust ("Mortgage") upon the Premises and assignee, or proposed assignee of the Lease under an assignment of leases, rents and profits ("Lease Assignment"), that:

         1. The Lease is presently in full force and effect and unmodified except as indicated at the end of this Certificate. Tenant has no present right to cancel or terminate the Lease under the terms thereof or otherwise. A true, correct and complete copy of the Lease is attached hereto.

         2. The term of the Lease commences on October 15, 1994 and the full annual rental of $_________________ is now according thereunder and the Lease terminates on December 31, 2004.

         3. The Lease provides for percentage rent in an amount equal to ___ % of annual gross sales, payable ___________. Tenant has paid Landlord the sum of $______________ as percentage rent for the period ending ________________ _____ 19__.

         4. Possession of the Premises (60,200 square foot of space) was accepted on _____________ __, 19 __, and business is being conducted on a regular basis; and all improvements required by the terms of the Lease to be made by Landlord have been satisfactorily completed.

         5. A security deposit of $ 63,963.49 has been paid to Landlord. With the exception of the payment of such security deposit, no rent under the Lease has been paid in advance of its due date.

         6. The address for notices to be sent to Tenant is as set forth in the Lease, or as set forth below.

         7. As of this date, Tenant has no charge, lien or claim of offset under the Lease, or otherwise, against rents or other charges due or to become due thereunder payable to Landlord.

         8. As of this date, Tenant is not in default under the terms and conditions of the Lease and is fully discharging all of its obligations under the Lease.

         9. The Lease contains, and Tenant has, no outstanding options or rights of first refusal to purchase, the Premises or any part of the real property of which the Premises are a part.

         10. Tenant further agrees with Lender that from and after the date hereof:

              a.   Tenant will not pay any rent under the Lease more than one
(1) month in advance of its due date.

              b. Tenant will not consent to the modification of any of the terms of the Lease, or to the termination thereof by Landlord, without written approval of Lender.

              c. Tenant will not seek to terminate the Lease by reason of any act or omission of Landlord until Tenant has given written notice of such act or omission to Lender (at the last address furnished to Tenant) and until Lender has been given the opportunity, but without undertaking Landlord's obligations, to cure the default with a sixty (60) day time period. In the event Lender has begun action to cure the default, but has not completed the same during the sixty (60) day period, Tenant agrees that Lender shall have a reasonable period of time thereafter to do so. If the default is such that it cannot practically be cured by Lender without taking possession of the Premises, Tenant agrees that any right it may have to terminate the Lease shall be suspended so long as Lender is diligently proceeding to acquire possession of the Premises, by foreclosure or otherwise in order to cure said default.

              d. Tenant will attorn to and recognize Lender or any purchaser at a foreclosure sale under the Mortgage, any transferee who acquires the Premises by deed in lieu of foreclosure, and the successors and assigns of such purchaser(s) as its landlord for the unexpired balance (and any extensions, if exercised) of the term of the Lease upon the same terms and conditions set forth in the Lease. Tenant further agrees that Lender or such purchaser shall not be
(a) liable for any act or omission of any prior landlord (including Landlord);
(b) liable for the return of any security deposit not actually received by Lender or such purchaser; (c) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); (d) bound by any advance payment of rent or additional rent made by Tenant to Landlord, except for rent or additional rent applicable to the then current month, or (e) bound by any amendment or modification of the Lease made without the written consent of Lender.

              e. Upon receipt of notice from Lender, Tenant shall pay all monies then due or becoming due from Tenant under the Lease, to or at the direction of Lender, notwithstanding any provision of the Lease to the contrary. Tenant agrees that neither Lender's demanding or receiving any such payments, nor Lender's exercising any other right, remedy, privilege, power or immunity granted by the Mortgage or the Lease Assignment, will operate to impose any liability upon Lender for performance of any obligation of Landlord under the Lease unless and until Lender elects otherwise in writing. Such payments shall continue until Lender directs Tenant otherwise in writing.

              f. Tenant agrees that, notwithstanding any provision in the Lease to the contrary, all insurance proceeds payable with respect to any casualty loss at the Premises or the real property of which the Premises are a part and any and all awards or other compensation that may be payable for the condemnation of all or any portion of the Premises or the real property of which the Premises are a part, may be applied by Lender, at its option, to the indebtedness secured by the Mortgage.

    11. Lender agrees that, provided Tenant is not in default under the terms of the Lease beyond any applicable notice or grace periods, Tenant's right of possession to the Premises shall not be affected or disturbed by Lender in the exercise of any of its rights under the Mortgage or the note secured thereby.

LEASE MODIFICATION(S), IF ANY, TO BE LISTED HERE (IF NONE, STATE "NONE").

DATED:  ______________ __, 19__

                                  TENANT:

                                             DEANCO, INC.
                                       --------------------------------

                                       By:
                                          -----------------------------


                                  LENDER:

                                       NATIONWIDE LIFE INSURANCE COMPANY

                                       By:
                                          -----------------------------

STATE OF   Ohio
         -----------

COUNTY OF  Franklin
          ----------

This ___ day of _____________, 19__, personally came before me
__________________ who, being by me duly sworn, says that he is the Vice President of NATIONWIDE LIFE INSURANCE COMPANY and that the seal affixed to the foregoing instrument in writing is the corporate seal of the company. and that said writing was signed and sealed by him, on behalf of said corporation, by its authority duly given.

                                       --------------------------------
                                                 Notary Public


My Commission Expires:            [NOTARIAL SEAL]


- ------------------------

                                  (if an individual)

STATE OF
        -------------

COUNTY OF
         ------------

         I, ______________________________ a Notary Public for said County and
State, do hereby certify that ______________________ personally appeared before me this day and, being duly sworn, states that he/she acknowledges the due execution of the foregoing instrument for the purposes and considerations therein expressed.

    WITNESS my hand and notarial seal, this ___ day of ______________, 19__.


                                       --------------------------------
                                                 Notary Public

My Commission Expires:

                                            [NOTARIAL SEAL]
- ------------------------------